UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) Review of Historical Stock Option Granting Practices

As previously disclosed in the Current Report on Form 8-K filed by Biomet, Inc. (“Biomet” or the “Company”) on December 18, 2006, following the publication of an analyst report suggesting that certain historical grants of stock options by the Company took place on dates where Biomet’s stock price was trading at relatively low prices and the filing of two shareholder derivative lawsuits alleging improper “backdating” of stock options, Biomet’s board of directors (the “Board”) formed a special committee (the “Special Committee”) to conduct an independent investigation of Biomet’s stock option grants for the period from March 1996 through May 2006 and to determine whether Biomet had any claims arising out of any inappropriate stock option backdating and, if so, whether it was in the best interest of Biomet and its stakeholders to pursue any such claim. The Special Committee retained independent counsel to advise it in connection with and to conduct its investigation. Counsel to the Special Committee also hired independent accountants to assist in the investigation.

On March 30, 2007, Biomet announced an updated report from the Special Committee presented by counsel to the Special Committee and the independent accountants retained by counsel to the Special Committee. Based upon an analysis of this updated report and relevant accounting literature, including Staff Accounting Bulletin No. 99, the Audit Committee determined on March 30, 2007 that the Company should amend its Annual Report on Form 10-K for the fiscal year ended May 31, 2006 and Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2006 to reflect the restatement of the consolidated financial statements (fiscal years ended May 31, 2006, 2005 and 2004 and periods ended August 31, 2006 and 2005, respectively) and related disclosures reflected therein. For additional information on the restatement, refer to the Company’s Current Report on Form 8-K filed on March 30, 2007 and the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2007.

On May 25, 2007, the Board received and discussed the final report of the Special Committee.

The Special Committee’s Findings

The Special Committee’s investigation was based upon the review of an extensive collection of physical and electronic documents, interviews of more than two dozen individuals, and analysis of approximately 17,000 grants to purchase approximately 17,000,000 Biomet common shares on over 500 different grant dates over the 11-year period from March 1996 through May 2006. The Special Committee made the following findings:

•

The Company’s written stock option plans were treated by Company management, and the stock option committee, as formalities concerning the manner in which individual stock option grants were to be approved, resulting in a failure to abide by the terms of the plans;

•

The Company failed to receive appropriate legal or accounting advice from its former General Counsel and Chief Financial Officer related to its stock option program and, as a result, legal and accounting rules were not followed;

•

The Company failed to put in place and implement internal controls to manage its stock option program, including by failing to devote sufficient resources to the administration of its stock option program;

•

The Company failed to prepare and maintain appropriate books and records documenting the administration of its stock option program, specifically with regard to the approval of individual stock option grants;

•	Most stock options issued by Biomet were dated on dates other than the date of grant of those options, as that date was defined by the stock option plans;

•	The Company engaged in purposeful “opportunistic” dating (and, therefore, pricing) of stock options; and

•	As a result of all of the above, certain of the Company’s proxy statements related to the grant of stock options, particularly to executive officers and non-employee directors, were not accurate.

The Special Committee also reported that members of senior management were aware of the practice of dating options on a date other than the date on which final action regarding the option occurred, and that certain members of senior management, namely the Company’s Chief Financial Officer and General Counsel during the period, were or should have been aware of certain accounting and legal ramifications, respectively, of issuing an option with an exercise price lower than the fair market value on the date of issuance. The Special Committee also concluded that, based upon the information gathered and reviewed by the Special Committee, the misdating and mispricing of stock option awards was driven by a desire to make the options more valuable to the employees who received the awards and not to enrich those who managed the stock option program, though the Company’s practice also did inure to the benefit of those who managed the stock option program.

Based on its investigation, and on its review of the plaintiffs’ claims in the derivative litigation, the Special Committee concludes that pursuit of the claims made in the Biomet derivative litigation is not in the best interests of the Company at this time. This conclusion is based on review and consideration of the following factors:

•

Biomet has taken, and will take, substantial remedial steps: as of the date of this report, the Company already has corrected the administration of its stock option plans, installed a new Chief Executive Officer, Chief Financial Officer and General Counsel and secured promises from certain individuals to repay the Company any unjust enrichment they received as a result of the misdating of their options;

•	The damages claims in the derivative litigation are uncertain: Indiana law allows the pursuit of both money damages and equitable relief based on the claims made in the derivative suits:

•

The biggest single component of the damages claims are damages based on potential additional compensation expense. That claim is necessarily ephemeral, however. Any additional compensation expense based on Biomet’s administration of its stock option program is, at its core, a “non-cash” event.

•

A damages theory based on recovery from defendants of a non-cash expense related to stock options that did not, literally, cost Biomet money would present a case of first impression — certainly in Indiana and perhaps anywhere in the country. The novelty of a non-cash damages theory presents a substantial legal impediment to any damages award.

•

Any attempt to recover damages from defendants based on the theory that the company would have received additional cash from the holders of those options upon exercise would be difficult to establish due to causation and evidentiary issues.

•

Pursuit of the claims in the derivative litigation would be cost prohibitive: given the legal novelty and evidentiary issues related to the damages theories that underlay the derivative suit claims, it would entail the review and analysis of the hundreds of thousands of electronic and hard-copy documents, the deposition of scores of witnesses, including option recipients of the more than 17,000 individual stock option grants over the investigated period, briefing legal issues of first impression and funding development and substantiation by expert witnesses of a viable damages model would cost millions of dollars;

•

Pursuit of the claims in the derivative litigation would constitute a business distraction and would be de-motivating to employees: the fact of litigation challenging what is broadly perceived within Biomet as an important benefit and incentive provided to employees, including hourly staff, would likely have a substantial, de-motivating impact on those employees and draw dozens of Biomet employees away from their work for the Company;

•

Biomet could be required to pay for both sides of any litigation: consistent with the Company’s Articles of Incorporation and Bylaws, which allow the Company to advance litigation expenses to former and current officers, directors, and employees made party to any derivative proceeding by reason of being an officer, director or employee, individual non-employee directors and most officers would fairly argue that they were entitled to indemnification;

•

The pending sale of Biomet undermines the prudence of pursuing the litigation: case-law in Indiana has generally required in this regard that a shareholder maintain an equity interest in the corporation throughout any derivative lawsuit and since a person who is no longer a shareholder in a company loses even any derivative interest in the well-being and benefit of that company, it would be imprudent and unfair for current shareholders to drive a major expense/risk for the Company, which ultimately will be born by the new owners post-sale; and

•

If the transaction does not close, Biomet will continue to operate as a business, charged with generating value for its shareholders: the Company’s resources (including money, time and corporate focus) would be better applied to that end, and not on pursuit of claims asserted in the derivative actions.

Taken together, these factors weigh against pursuit of the claims made in the derivative suits. This is true even putting aside the question of whether, as a technical matter, the named defendants in those suits might prevail on the limitations period and other defenses the defendants have raised to date.

The Company has advised the Midwest Regional Office of the Securities and Exchange Commission (the “SEC”) of the Special Committee’s findings.

(b) U.S. Department of Justice Subpoena

The Company recently received a subpoena in May 2007 from the U.S. Department of Justice through the U.S. Attorney for the Southern District of West Virginia requesting documents generally relating to a limited number of products currently manufactured, marketed, and sold by EBI, L.P. for the time period of January 1999 through the present. The Company intends to fully cooperate with the request of the Department of Justice. Further, the Company can make no assurances as to the time or resources that will need to be devoted to this inquiry or its final outcome.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Biomet believes that the assumptions, on which the forward-looking statements contained herein are based are reasonable any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance that the forward-looking statements contained herein will prove to be accurate. Some of the factors that could cause actual results and forward-looking statements contained herein to differ include: the results and related outcomes of the review by the Special Committee, including: the impact of the restatement of the Company’s financial statements or other actions that may be taken or required as a result of the Special Committee’s review, including the restatement of Biomet’s financial statements announced on March 30, 2007; the impact of the inability of the Company to timely file reports with the Securities and Exchange Commission and distribute such reports or statements to its shareholders; the impact of any tax consequences, including any determination that Biomet’s filed tax returns were not true, correct and complete, the impact of any determination that some of the options may not have been validly issued under the stock option plans, the impact of the determination that certain of Biomet’s financial statements were not prepared in accordance with GAAP and/or the required reporting standards under applicable securities rules and regulations, the impact of the determination of the existence of a material weakness in Biomet’s internal controls and the reevaluation of certain of the findings and conclusions in Management’s Report on Internal Controls, the consequences of the determination that Biomet’s disclosure controls and procedures required by the Securities

Exchange Act were not effective, and the impact of any determination that some of Biomet’s insurance policies may not be in full force and effect and/or that Biomet may not be in compliance with the terms and conditions of the policies; litigation and governmental investigations or proceedings which may arise out of Biomet’s stock option granting practices or the restatement of Biomet’s financial statements; the inability to meet NASDAQ requirements for continued listing; the results and related outcomes of the subpoena that Biomet recently received in May 2007 from the U.S. Department of Justice through the U.S. Attorney for the Southern District of West Virginia; any conditions imposed in connection with the merger agreement or otherwise required to consummate the proposed merger between Biomet and the private equity consortium, including the availability of certain financial information; approval of the merger by Biomet’s shareholders; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement with the private equity consortium; the success of Biomet’s principal product lines and reorganization efforts with respect to its EBI operations; Biomet’s ability to develop and market new products and technologies in a timely manner; and other risk factors as set forth from time to time in Biomet’s filings with the Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary

Date: May 25, 2007